Consulting Agreement
                              --------------------

This Consulting Agreement is made on this 4th day of December 2003.

                                     BETWEEN

Johannes Clausen, a Consultant having his mailing address at 50 Ascott, Milnerton, Cape Town, 7441, South Africa; Motsamai Nduna, a Consultant having his mailing address at 7 Snowball St, Protea Valley, South Africa; and T'Christopher Gardner, a Consultant having his address at 2708 N Cascade Ave, Colorado Springs, CO 80907. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".


                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide business development services, engineering services and technology development services for businesses and professionals in the IT and financial services sector; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on December 4, 2003 and will be effective until December 4, 2004, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.185 per share. The number of shares issued to each CONSULTANT as payment for services is set forth in Exhibit A.




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


BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to December 4, 2004, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                   For Maximum Dynamics
--------------                                   --------------------

BY:  /s/ Johannes Clausen                        BY:   /s/  Joshua Wolcott
    -------------------------                         -------------------------
         Johannes Clausen                                   Joshua Wolcott

DATE:                                            DATE:
    -------------------------                         -------------------------

BY: /s/  Motsamai Nduna
   --------------------------
         Motsamai Nduna

DATE:
     ------------------------


BY: /s/ T'Christopher Gardner
   --------------------------
        T'Christopher Gardner

DATE:
    -------------------------




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



                                    EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                 Services                                             Fees        Shares
----------                 --------                                             ----        ------
Johannes Clausen           Sales & development of Technology Solutions          $7,400      50,000
Johannes Clausen           Sales & development of Technology Solutions         $14,800     100,000**

Motsamai Nduna             Sales & development of Technology Solutions          $7,400      50,000

T'Christopher Gardner      Development of Technology Solutions                  $3,700      25,000

** Shares shall be restricted shares.





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


                                    ADDENDUM

Pursuant to the Agreement signed on December 4, 2003, this Addendum sets forth the continued services of the Consultants listed below which shall be governed by the terms and conditions of the Agreement above as agreed to on December 4, 2003. Payments for the respective services to be rendered, the fees for such services and the number of S-8 shares to be issued as payment are set forth as follows:

Consultant                 Services                                             Fees        Shares*
----------                 --------                                             ----        -------
Johannes Clausen           Sales & development of Technology Solutions          $7,200      50,000**

Motsamai Nduna             Sales & development of Technology Solutions          $7,200      50,000

T'Christopher Gardner      Development of Technology Solutions                  $3,600      25,000

* Number of shares is calculated taking a 20% discount off of the bid price, which was $0.18 per share on January 20, 2004. ** Shares shall be restricted shares.


Accepted this 20th day of January, 2004 by:

CONSULTANT                                           Maximum Dynamics
----------                                           ----------------

BY:  /s/  Johannes Clausen                   BY: /s/  Joshua Wolcott
   --------------------------                    -------------------------
          Johannes Clausen                            Joshua Wolcott

DATE:                                       DATE:
    -------------------------                    -------------------------

BY:  /s/   Motsamai Nduna
    -------------------------
           Motsamai Nduna

DATE:
   --------------------------

BY: /s/ T'Christopher Gardner
    -------------------------
        T'Christopher Gardner

DATE:
    -------------------------



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